STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                          CENTENNIAL TECHNOLOGIES, INC.

                            CENTURY INDUSTRIES, INC.,

                          TRIAX TECHNOLOGY GROUP, LTD.

                                       AND

                     THE PERSONS LISTED ON SCHEDULE I HERETO


                                 EFFECTIVE AS OF

                                NOVEMBER 5, 1996











                                TABLE OF CONTENTS
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
1.       Sale and Purchase of the TRIAX Shares............................................................

         1.1        Sale and Purchase of the TRIAX Shares................................................. 1
         1.2        Closing............................................................................... 2

2.       Purchase Price and Method of Payment.............................................................

         2.1        Purchase Price........................................................................ 3
         2.2        Taxes    ............................................................................. 3

3.       Representations and Warranties of TRIAX and the Warranting Shareholders..........................

         3.1        Capitalization of TRIAX............................................................... 4
         3.2        Authorization; No Default............................................................. 4
         3.3        Organization.......................................................................... 4
         3.4        Subsidiaries.......................................................................... 5
         3.5        Audited Financial Statements.......................................................... 5
         3.6        Accounts Receivable; Inventories...................................................... 6
         3.7        Tax Matters........................................................................... 6
         3.8        Title to Properties................................................................... 6
         3.9        Agreements, Contracts and Commitments................................................. 7
         3.10       Employee Benefit and Pension Plans.................................................... 8
         3.11       Required Consents; No Default......................................................... 8
         3.12       Litigation............................................................................ 9
         3.13       No Claim Regarding Stock Ownership or Sale Proceeds................................... 9
         3.14       INTENTIONALLY DELETED ................................................................ 9
         3.15       Intangible Property................................................................... 9
         3.16       Compliance with Agreements and Laws...................................................10
         3.17       Employee Relations....................................................................11
         3.18       Absence of Certain Changes or Events..................................................11
         3.19       Indebtedness to and from Officers, Directors and Shareholders.........................12
         3.20       Conflicts of Interest.................................................................12
         3.21       Certaion Payments.....................................................................13
         3.22       TRIAX Personnel Information...........................................................13
         3.23       No Transfer of TRIAX Shares at Undervalue.............................................13
         3.24       Insurance of Properties...............................................................14
         3.25       Repurchase Agreements and Letters of Credit...........................................14
         3.26       Disclosure............................................................................14
         3.27       Prepayment Penalties..................................................................14

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         3.28       Redemption of Preference Shares.......................................................14
         3.29        Limitations of Warranties............................................................15

4.       Additional Representations of the Shareholders Regarding the TRIAX Shares........................

         4.1        Representations from the Shareholders other than 3i Group.............................16
                    (a) Authority.........................................................................16
                    (b) Prohibitions on Transfer..........................................................16
                    (c) Required Consents.................................................................16
                    (d) Brokers and Finders...............................................................17
                    (e) Investment Purposes Only..........................................................17
                    (f) Unregistered Securities...........................................................17
         4.2        Warranty by 3i Group..................................................................17

5.       Representations and Warranties of Century and Centennial.........................................

         5.1        Organization and Related Matters......................................................18
         5.2        No Breach of Statute or Contract......................................................18
         5.3        Authorization of Agreement............................................................18
         5.4        No Implied Representations............................................................18
         5.5        Capitalization........................................................................18
         5.6        Officers..............................................................................19
         5.7        Shareholders' Agreements..............................................................19
         5.8        Litigation............................................................................19
         5.9        No Prior Business.....................................................................19
         5.10       Proposed Acquisition of Centennial Thailand...........................................19
         5.11       No Material Adverse Change............................................................19
         5.12       SEC Filings...........................................................................19
         5.13       No Actual Knowledge of Breach.........................................................19

6.       Conditions Precedent to the Obligations of Century and the Shareholders..........................

         6.1        Opinion of Counsel to TRIAX and the Shareholders; Other Documents.....................20
         6.2        Opinion of Counsel to Century.........................................................20
         6.3        Employment Agreements; Non-Competition Agreements.....................................20
         6.4        Termination of Certain Agreements.....................................................20
         6.5        Repayment of Indebtedness.............................................................20
         6.6        Waivers by Shareholders...............................................................20

7.       Disclosure Letter................................................................................21

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8.       Covenants of TRIAX and the Warranting Shareholders...............................................

         8.1        Lock-Up Letters....................................................................... 21
         8.2        Non-Disclosure of Information......................................................... 21
         8.3        Non-Solicitation...................................................................... 21
         8.4        Non-Competition....................................................................... 21

9.       Indemnification .................................................................................

         9.1        Subjects Indemnified Against by the Warranting Shareholders........................... 22
         9.2        Conditions to Indemnification......................................................... 22
         9.3        Payment for Indemnification .......................................................... 23
         9.4        Survival of Indemnification........................................................... 23
         9.5        Intent of Parties..................................................................... 23

10.      Limitation of Liabilities .......................................................................

         10.1       Basket   ............................................................................. 23
         10.2       Limitation to Amounts................................................................. 24
         10.3       Pro Rata Liability.................................................................... 24
         10.4       Limitations of Century and Centennial Liabilities..................................... 24

11.      Incidental Registration Rights................................................................... 24

12.      General..........................................................................................

         12.1       Survival of Representations, Warranties and Covenants; Cumulative
                     Remedies............................................................................. 25
         12.2       Press Releases........................................................................ 26
         12.3       Payment of Expenses................................................................... 26
         12.4       Governing Law......................................................................... 26
         12.5       Notices............................................................................... 26
         12.6       Successors and Assigns................................................................ 27
         12.7       Headings; Construction................................................................ 27
         12.8       Counterparts.......................................................................... 28
         12.9       Waiver................................................................................ 28
         12.10      Entire Agreement...................................................................... 28
         12.11      Additional Actions.................................................................... 28

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                                                 LIST OF EXHIBITS
                                                 ----------------

1.2(d)(i)           Letters of Resignation and Release
1.2(d)(ii)          Deed of Release by Shareholders other than 3i
1.2(d)(iii)         Deed of Release by all Shareholders relating to the 3i Offer
                          Letter and TRIAX's Articles
2.1                 Escrow Agreement
5.11                Unaudited Balance Sheet of DCI
6.1                 Opinion of Counsel to the Shareholders of TRIAX
6.2                 Opinion of Counsel to Century
6.6                 Waiver and Release of Claims by Shareholders



                                                 LIST OF SCHEDULES
                                                 -----------------

I                   Names and Addresses of TRIAX Shareholders
1.1                 Shares owned by TRIAX Shareholders
1.2(d)              Appointment of Incoming Directors
1.2(e)              Resolutions of Directors
2.1                 Payments to TRIAX Shareholders
3.7(c)              UK Taxation Warranties
5.1                 Century Structure Chart
5.5(a)              Authorized and Outstanding Shares of Common Stock of Century
5.5(b)              Shareholders of Century as of the Closing Date
5.6                 Officers and Directors of Century as of the Closing Date
6.4                 Termination of Certain Agreements
6.5                 Repayment of Indebtedness to 3i Group plc

                        STOCK PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made this 5th day of November, 1996, by and among Centennial Technologies, Inc., a Delaware corporation having its principal place of business at 37 Manning Road, Billerica, Massachusetts 01821 ("Centennial"), Century Industries, Inc., a Delaware corporation having its principal place of business at 37 Manning Road, Billerica, Massachusetts 01821 ("Century"), TRIAX Technology Group, Ltd., an English corporation having its principal place of business at TRIAX House, 214 St. Albans Road, Sandridge, St. Albans, Hertfordshire, AL4 9PY ("TRIAX") and having two wholly owned subsidiaries (the "Subsidiaries"), TRIAX Manufacturing Ltd. and TRIAX Engineering Ltd. (along with TRIAX, collectively the "Acquired Companies" and individually, an "Acquired Company"), and the Shareholders of TRIAX whose names and addresses are listed on
Schedule I attached hereto (collectively, the "Shareholders" and individually, a "Shareholder").

                                    RECITALS

         WHEREAS, the Shareholders own the issued shares (the "TRIAX Shares") in the share capital of TRIAX (the "TRIAX Share Capital") set forth opposite their names in Schedule 1.1, which (except for preference shares of TRIAX held by 3i Group plc ("3i Group"), which are being redeemed at Closing (as defined below)) shall constitute all of the issued share capital of TRIAX at the time of the closing of the transactions contemplated hereby other than 300,000 new preference shares that will be issued to Century at Closing; and

         WHEREAS, Century wishes to purchase from the Shareholders, and the Shareholders wish to sell to Century, the TRIAX Shares and complete ownership of the Acquired Companies, on the terms and conditions set forth below; and

         WHEREAS, Centennial will warrant certain representations made by Century.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the mutual premises and the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Sale and Purchase of the TRIAX Shares.

         1.1 Sale and Purchase of the TRIAX Shares. Subject to the terms, provisions and conditions of this Agreement and upon the basis of the representations and warranties made herein, at the Closing (as defined below) each Shareholder shall sell, assign and transfer to Century, and Century shall purchase, acquire and accept, all of the TRIAX Shares set forth opposite each Shareholder's name on Schedule 1.1 by delivery of a certificate or certificates representing such







TRIAX Shares duly endorsed for transfer, or accompanied by a duly endorsed stock transfer form, in consideration of the purchase price (the "Purchase Price") set forth in Section 2 hereof.

         1.2 Closing. The closing (the "Closing") of the sale and purchase of the TRIAX Shares under this Agreement shall take place at the offices of TRIAX immediately following the execution of this Agreement on or before the 5th day of November, 1996 at 11:00 a.m., or such other date and place as shall be agreed upon by the Shareholders and Century. The date of the Closing is hereinafter referred to as the "Closing Date." All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered.

         At the Closing:

                  (a) Century shall subscribe Three Hundred Thousand Pounds Sterling ((pound)300,000), for new preference shares in TRIAX (the "New Preference Shares"), the proceeds of which will be used to redeem all of the outstanding preference shares of TRIAX (the "Outstanding Preference Shares").

                  (b) Each Shareholder shall deliver to Century certificates representing the TRIAX Shares set forth opposite each Shareholder's name in
Schedule 1.1, duly endorsed or accompanied by duly executed stock transfer forms, and Century shall deliver to the Shareholders payment therefor as set forth in Section 2 hereof.

                  (c) The Shareholders other than 3i Group shall deliver the Opinions of Counsel as described in this Agreement.

                  (d) TRIAX shall deliver (i) letters of resignation in the form of Exhibit 1.2(d)(i) against the Acquired Companies by Mr. A. W. Fay and Mr. Ronald Stanley and the company secretaries of the Acquired Companies, and shall appoint Mr. Donald Peck as a director and Brittania Registrars Limited as secretary all of which resignations and appointments shall take effect on the Closing Date, subject to the consent of the appointees on Form 288A, (ii) a Deed of Release in the Form of Exhibit 1.2(d)(ii) from all of the Shareholders other than 3i relating to claims they may have against the Acquired Companies, and
(iii) a Deed of Release in the Form of Exhibit 1.2(d)(iii) signed by all of the Shareholders relating to the so-called 3i Offer Letter and certain provisions under Triax's Articles of Association.

                  (e) TRIAX shall deliver adopted director resolutions as set forth in Schedule 1.2(e).

                  (f) TRIAX shall deliver to Century's direction complete and up-to-date Memorandum and Articles of Association, statutory books, and all of the minute books, stock certificate books, certificates of incorporation and company seals of the Acquired Companies.



                                        2



Century agrees to retain the originals of all such books and records until the second anniversary of the Closing.

                  (g) The parties hereto (other than 3i Group) shall deliver evidence of redemption of the Redeemed Shares (as defined below) and any and all documents required by the provisions of this Agreement, including, without limitation, Section 6 hereunder.

2.       Purchase Price and Method of Payment.

         2.1 Purchase Price. The Purchase Price for the TRIAX Shares shall be an aggregate of $3,760,600 cash and 2,119,500 shares of Common Stock, $.01 par value per share, of Century (the "Century Shares"), which shall be the total Purchase Price for the TRIAX Shares (other than the 12,000 A Ordinary Shares held by 3i Group and the Outstanding Preference Shares, both of which are to be redeemed at Closing (the "Redeemed Shares"). In addition, Century shall subscribe the sum of (pound)300,000 for the New Preference Shares, which sum TRIAX shall employ forthwith to redeem the Outstanding Preference Shares. Upon delivery by the Shareholders of stock certificates representing, in the aggregate, all of the TRIAX Shares (other than the Redeemed Shares), Century shall deliver the Purchase Price as follows:

                  (a) Payment to Shareholders at Closing. $3,619,340 and 1,907,550 of the Century Shares shall be paid and delivered to the TRIAX Shareholders in the respective amounts set forth in Schedule 2.1.

                  (b) Payment into Escrow. $141,260 and 211,950 of the Century Shares shall be deposited in escrow in accordance with the terms and conditions of the Escrow Agreement, attached to this Agreement as
         Exhibit 2.1, between the Warranting Shareholders (as defined in Section
         3) and Century.

         2.2 Taxes. Century will be responsible for any stamp tax obligation arising by virtue of the sale or transfer of the TRIAX Shares to Century. Each Shareholder, other than 3i Group, shall pay any and all income and other personal taxes payable by him arising by virtue of his sale or transfer of his TRIAX Shares. 3i Group shall be responsible for any and all income and other taxes payable by 3i Group by virtue of its sale or transfer of its TRIAX Shares.

3.  Representations and Warranties of TRIAX and the Warranting Shareholders.

         Subject to the Disclosure Letter (as defined in Section 7) and Section 3.29, TRIAX and the Shareholders, other than 3i Group and Mr. A.W. Fay (the "Warranting Shareholders"), severally represent and warrant to Century, upon which representations and warranties Century relies, notwithstanding any investigation by or on behalf of Century of the affairs of the Acquired Companies or the Shareholders, as follows:



                                        3


         3.1 Capitalization of TRIAX. TRIAX's authorized share capital consists of 100,000 Ordinary Shares, (pound)1 par value per share, of which 100,000 shares are issued on the date hereof, 50,000 A Ordinary Shares, (pound)1 par value per share, of which 50,000 shares are issued on the date hereof (including the 12,000 A Ordinary Shares being redeemed at Closing), and 300,000 Preference Shares, lp par value per share, of which 300,000 are issued on the date hereof (including the Outstanding Preference Shares, which will be redeemed at Closing). All issued TRIAX Shares have been, and on the Closing Date will be, duly and validly issued and are, or will be on such date, fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase any shares or other securities of TRIAX; (ii) any securities convertible into or exchangeable for shares in TRIAX; or (iii) any other commitments, arrangements, or understandings of any kind for the issuance of additional shares of TRIAX or options, warrants or other securities of TRIAX. No shares of TRIAX have been repurchased by TRIAX or are held by TRIAX, other than the Outstanding Preference Shares, which shall be redeemed at or prior to the Closing. The New Preference Shares, when issued in accordance with the terms of this Agreement, shall be validly issued and fully paid.

         3.2 Authorization; No Default. This Agreement has been duly and validly executed and delivered by TRIAX and the Warranting Shareholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which TRIAX and the Warranting Shareholders are a party have been duly authorized and constitute the valid and legally binding obligations of TRIAX and the Warranting Shareholders, as applicable, enforceable against it and them in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles. The execution, delivery and performance by TRIAX and the Warranting Shareholders of this Agreement and the agreements provided for herein, and the consummation by TRIAX and the Warranting Shareholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation binding on the Acquired Companies, the Warranting Shareholders or any of them, (b) violate the provisions of the Memorandum or Articles of Association, as amended, or by-laws, as amended, of the Acquired Companies in effect as of the date hereof, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Acquired Companies or the Shareholders, (d) result in the breach or termination of, or constitute a default under, or cause any acceleration under, or cause the creation of any encumbrance upon the properties or assets of the Acquired Companies pursuant to any lien or mortgage, deed of trust or other instrument or agreement to which the Acquired Companies or their properties are bound. This Agreement and the transactions incidental to the Closing hereby have been approved unanimously by the Warranting Shareholders.

         3.3 Organization. The Acquired Companies have been duly incorporated and are validly existing under the laws of England and have power and authority (corporate and other) to own their properties and to carry on their businesses (being the business of contract engineering and manufacturing) as now being conducted. The Acquired Companies are duly qualified to do business and are in good standing in all jurisdictions in which their ownership of property or the character of


                                        4


their businesses requires such qualification and where failure to be so qualified would have an adverse effect on an Acquired Company. The Statutory Books of the Acquired Companies, including the Memorandum and Articles of Association, register of members and other statutory books of the Acquired Companies, as amended to date, have been made available to Century prior to the Closing and shall be complete and correct, and no amendments shall have been made thereto or have been authorized since the date of inspection on November 2, 1996, except for those necessary to effect the redemption of the Redeemed Shares and the issue of the New Preference Shares. The copies of the Statutory Books of each Acquired Company provided to Century have embodied in them, or annexed to them a copy of every such resolution as is referred to in Section 380 of the Companies Act 1985 of England and Wales (the "Companies Act"). All charges in favor of any Acquired Company have, if appropriate, been registered in accordance with the provisions of Section 395 of the Companies Act.

         3.4 Subsidiaries. Except for the wholly owned Subsidiaries, of which TRIAX owns one hundred percent (100%) of the issued share capital, TRIAX owns legally or beneficially no shares of any class in the capital, or debt interest in, of any other corporation, partnership, joint venture, association, organization or other business enterprise.

         3.5      Audited Financial Statements

                  (a) Financial Statements. TRIAX has delivered to Century true and complete copies of the financial statements of each of the Acquired Companies as of and through March 31, 1996 audited by Morton Thornton (the "1995 Financial Statements") and unaudited financial statements as of and through August 31, 1996 (the "Interim Financial Statements"). All such financial statements are in accordance with the books and records of the Acquired Companies, present fairly the financial position of the Acquired Companies as of the respective dates and for the respective periods indicated and have been prepared on a basis consistent with prior periods and practices. There have been no intercompany transactions that have not been fully described in the Financial Statements or the Disclosure Letter. The 1995 Financial Statements (as defined below) will also include all required adjustments and will comply with all applicable provisions of the Companies Acts 1985-1989 in England and Wales and Financial Reporting Standards, and the Statements of Standard Accounting Practice issued by the Accounting Standards Board Limited of England and Wales. The 1995 Financial Statements and Interim Financial Statements are sometimes referred to herein as the "Financial Statements."

                  (b) No Adverse Changes or Undisclosed Liabilities. Since August 31, 1996, there has not occurred or arisen, whether or not in the ordinary course of business, (i) any material adverse change in the assets, financial condition, operations or business of the Acquired Companies, or (ii) any event, condition or state of facts known to the Warranting Shareholders which, in the reasonable opinion of the Warranting Shareholders, is likely to materially and adversely affect the results of operations, business, financial condition or prospects of the Acquired Companies. The Acquired Companies have no material liabilities or obligations, whether fixed or accrued, or known contingent liabilities, which are not fully reflected or provided for on, or disclosed in the notes to, the Interim


                                        5


Financial Statements except (i) liabilities and obligations incurred in the ordinary course of business since August 31, 1996 and (ii) liabilities and obligations permitted or contemplated by this Agreement.

         3.6 Accounts Receivable; Inventories. Any accounts receivable reflected on the Interim Financial Statements have been collected or, so far as the Warranting Shareholders are aware, are collectible in the amounts shown, subject to a reasonable allowance for doubtful accounts as set forth in the Interim Financial Statements. So far as the Warranting Shareholders are aware, the inventories shown on the Financial Statements and the inventories acquired since August 31, 1996 consist of items of a quantity and quality usable or salable in the normal course of the business of TRIAX. The value at which the inventories are carried on the Financial Statements reflect the lower of TRIAX's cost or, so far as the Warranting Shareholders are aware, net realizable market value.

         3.7      Tax Matters.

                  (a) The Acquired Companies have paid (and, as to any of the following which are payable after the Closing Date, TRIAX has properly reserved in the 1995 Financial Statements in accordance with generally accepted accounting principles) all corporation tax, income taxes, capital gains taxes, withholding taxes, capital taxes, value-added taxes, sales and use taxes, goods and services taxes, business taxes, stamp duty, ad valorem taxes, property taxes, excise taxes, customs and import duties, imposts, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, provincial, state, territorial or municipal
         (collectively the "Taxes") required to be paid by the Acquired Companies for all periods ending on or before March 31, 1996. No outstanding assessments, reassessments, notices of determination, or notices of any kind whatsoever, or increases in tax rates with respect to any such Taxes have been served upon the Acquired Companies. The Acquired Companies have duly filed or caused to be filed all reports, returns and other documents relating to or covering all such Taxes and have paid all such Taxes, which are due or required to be filed or paid at or prior to the date of Closing;

                  (b) No action, suit, proceeding, investigation for fraud or claim has occurred or is pending or, to the knowledge of the Warranting Shareholders, is threatened, in respect of any Taxes for which an Acquired Company is liable, nor has any deficiency or claim for any Taxes been proposed or asserted.

                  (c)  Additionally,   TRIAX  and  the  Warranting  Shareholders
         severally represent and warrant to Century as set forth in Schedule 3.7(c), "UK Taxation Warranties."

         3.8 Title to Properties. The Acquired Companies have good and marketable title to all of their properties and assets reflected in the Interim Financial Statements or acquired since August 31, 1996 except properties and assets disposed of in the ordinary course of business, and none of


                                        6


such properties or assets is subject to any mortgage, debenture, lien, security interest, lease, encumbrance, option or agreement for any of the same. So far as the Warranting Shareholders are aware, the Acquired Companies have duly performed and observed all covenants, conditions and agreements, statutory requirements, planning consents, bylaws, orders and regulations affecting any of the properties of the Acquired Companies and no notice of any breach of any such matter has been received. Except for the property located at 214 St. Albans Road, St. Albans, England, the Acquired Companies do not lease or own any right, title or interest in or to real property of any kind. TRIAX is the proprietor of 214 St. Albans Road aforesaid registered at H.M. Land Registry with absolute title. The Acquired Companies have received no notice of breach of the any provisions of the Town and Country Planning Act 1971, the Town and Country Planning Act 1990, the Highways Act 1980, the Licensing Act of 1988 or any other applicable law in England and Wales and, to the knowledge of the Warranting Shareholders, no breach with respect to such laws exists. The written replies of Messrs. Denton Hall (solicitors to TRIAX and the Warranting Shareholders) to written inquiries in relation to the said property raised by Messrs. M.W. Ridley & Co. (solicitors to Century) are given to the best knowledge and belief of TRIAX and the Warranting Shareholders.

         3.9 Agreements, Contracts and Commitments. No Acquired Company is a party to, or liable in connection with, or has made or granted any oral or written:

                  (a) agreement or other obligation relating to the borrowing of money;

                  (b) sales representative, distributor or franchise agreement;

                  (c) agreement for the future purchase by the Acquired Companies of any material, equipment, services or supplies pursuant to which the Acquired Companies are required to purchase an aggregate amount in excess of $10,000 in any instance;

                  (d) agreement for the future sale by the Acquired Companies of any materials, equipment, services or supplies valued in excess of $50,000;

                  (e) guaranties, indemnifications or other like commitments of the obligations, liabilities or indebtedness of any person (other than warranties given in the ordinary course of business with respect to services performed by the Acquired Companies, details of which are set forth in the Disclosure Letter) or powers of attorney;

                  (f) agreement relating to (i) the sale of any of its assets (other than sale of inventory or supplies in the ordinary course of the businesses of the Acquired Companies, or (ii) the grant of any preferential rights to purchase any of its assets or property or requiring the consent of any party in connection with the transfer and assignment of such assets or property;

                  (g)   contracts,   agreements  or   arrangements   imposing  a
         non-competition  or  non-  solicitation   obligation  on  the  Acquired
         Companies;

                                        7


                  (h) other agreement not otherwise disclosed in the Disclosure Letter that is valued at or above $50,000; or

                  (i) agreement to which any of the provisions of Sections 320 or 330 of the Companies Act may apply.

         All agreements listed in the Disclosure Letter are valid and in full force and effect, unless otherwise indicated therein.

         3.10     Employee Benefit and Pension Plans.

                  (a) The Disclosure Letter contains an accurate summary in respect of employees and consultants of the Acquired Companies, the material terms and conditions of their employment and the benefits, including any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of their employees. The Disclosure Letter also lists the general policies, procedures and work-related rules in effect with respect to employees of the Acquired Companies, whether written or oral, including but not limited to grievance policies and disciplinary procedures regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. (The plans, programs, policies, practices and procedures listed in the Disclosure Letter are hereinafter collectively called the "Benefit Plans"). Complete and correct copies of all documentation establishing or relating to the Benefit Plans listed in the Disclosure Letter have been made available to Century.

                  (b) The Acquired Companies have made all contributions which they have agreed to make to the pension plans of the employees of the Acquired Companies.

                  (c) No claims are pending by any employee covered under the Benefit Plans or by any other person which allege a violation of governing law relative to the Benefit Plans or which may result in liability to the Acquired Companies and, to the best of the knowledge of the Warranting Shareholders, no basis for such a claim exists. No former employees of the Acquired Companies are receiving from an Acquired Company or are entitled to receive any pension or retirement benefits.

         3.11 Required Consents; No Default. Neither the execution and delivery of this Agreement nor compliance by the Acquired Companies with its terms and provisions, will require, on or before the Closing Date, the notice, consent, approval, order or authorization of or any registration, declaration or filing with any third party or governmental authority. The Acquired Companies are not in default under or in violation of any provision of their respective Memorandum


                                        8


of Association or Articles of Association, as amended. The Acquired Companies are not in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which they are a party or are bound or to which their properties are subject, except where such default would not adversely affect the business, operations or financial condition of any Acquired Company. So far as the Warranting Shareholders are aware, no fact, circumstance or event exists which constitutes, or which with notice or lapse of time or both would constitute, such a default or violation.

         3.12 Litigation. (a) There is no action, suit or proceeding to which an Acquired Company (as a plaintiff or defendant) pending or, to the best knowledge of the Warranting Shareholders, threatened before any court or governmental agency, authority, body or arbitrator, and, to the best knowledge of the Warranting Shareholders, there is no basis for any such action, suit or proceeding; (b) neither the Acquired Companies, nor, to the best knowledge of the Warranting Shareholders, any officer or director of the Acquired Companies has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business as currently conducted or affecting the ability of the Acquired Companies and the Warranting Shareholders to enter into this Agreement and effect the transactions incidental to the Closing, and, to the best knowledge of the Warranting Shareholders, there is no basis for any such order, judgment or decree.

         3.13 No Claim Regarding Stock Ownership or Sale Proceeds. As of the Closing Date, there has not been made or threatened by any person or entity any claim asserting that such person or entity (a) is the legal holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any capital stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the TRIAX Shares (other than to the persons and in the corresponding amounts set forth in Schedule 2.1).


         3.14 INTENTIONALLY DELETED

         3.15 Intangible Property. The Disclosure Letter sets forth: (i) a correct and complete list and, where appropriate, a description of, all items of intangible property owned by, or used in connection with the business of, the Acquired Companies, including, but not limited to, registered designs, copyrights or trademarks, of the Acquired Companies, patents, trade names, trade registrations, and applications for any of the foregoing but excluding intangible property belonging to customers of the Acquired Companies (the "Intangible Property"); and (ii) a correct and complete list of all licenses or similar agreements or arrangements to which an Acquired Company is a party, as licensor or licensee, with respect to the Intangible Property.

                  (a) The Acquired Companies are the sole and exclusive owners of all rights, titles and interests in and to the Intangible Property and thereby have the exclusive right to use all designs, labels and packages in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;


                                        9


                  (b) The Acquired Companies have the right and authority to use, and to continue to use after the Closing, the Intangible Property and any trade secrets, know-how and other confidential information (the "Confidential Information") in connection with the conduct of their businesses in the manner presently conducted and to the best knowledge of the Warranting Shareholders, such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity; and

                  (c) There are no outstanding, nor to the best knowledge of the Warranting Shareholders, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in the Disclosure Letter or with respect to infringement by a third party or any of the Intangible Property or Confidential Information.

                  (d) The business carried on by the Acquired Companies does not and is not likely to give rise to any liability pursuant to the Patents Act 1977, including sections 40 and 41 thereunder.

                  (e) Each Acquired Company has duly complied with all relevant requirements of the Data Protection Act 1984 of England and Wales including: (i) the data protection principles established in that Act;
         (ii)  requests  from data  subjects  for access to data held by it; and
         (iii) the requirements relating to the registration of data users. No Acquired Company has received a notice of allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to take place outside the United Kingdom. No individual has claimed or will have the right to claim compensation from any Acquired Company under the Data Protection Act 1984 of England and Wales for loss or unauthorized disclosure of data.

         3.16 Compliance with Agreements and Laws. The Acquired Companies have all necessary licenses, permits and certificates, including environmental, health and safety permits, from governmental, local and other competent authorities required in connection with the conduct of their businesses as currently conducted (collectively, the "Permits"). The businesses of the Acquired Companies as conducted through the date hereof have not violated any English or applicable foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, or corrupt practices). The Acquired Companies have had no oral or written notice or communication from any government or regulatory authority of any actual or alleged noncompliance of any legal requirement or any actual or alleged obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. No fact, circumstance or event exists which constitutes, or which with notice or lapse of time or both could constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with any legal requirement or may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of any remedial action of any nature. No claims are pending against the Acquired Companies which allege a violation of governing law or which may result in liability to the Acquired Companies.


                                       10


         3.17 Employee Relations.

                  (a) There are no arrears in the payment by the Acquired Companies of wages or social security taxes.

                  (b) No Acquired Company has recognized a labor union or other body representing employees and, so far as the Warranting Shareholders are aware, none of the employees of an Acquired Company is represented by any labor union or other body representing employees;

                  (c) So far as the Warranting Shareholders are aware, there is no pending labor strike or other material labor trouble affecting the Acquired Companies.

                  (d) There is no pending or, so far as the Warranting Shareholders are aware, threatened claim against the Acquired Companies for wrongful dismissal or unfair dismissal, redundancy or other claim under or pursuant to the Employment Rights Act of 1996 (or proceeding legislation) of England and Wales.

                  (e) No contract of service exists between any Acquired Company and a director or employee in relation to which any relevant requirements of Section 319 of the Companies Act have not been fulfilled.

                  (f) There are no schemes in operation under which any employer of any Acquired Company is entitled to a commission or remuneration calculated by reference to the whole part of the turnover, profits or sales of any Acquired Company.

                  (g) All subsisting contracts of service to which any Acquired Company is a party are terminable at any time on three months notice or less without compensation in accordance with the Employment Rights Act 1996 of England and Wales. No director of any Acquired Company has given or received notice terminating his employment, except as expressly contemplated in this Agreement and no such director will be entitled to give such notice solely as a result of entering into and consummating this Agreement.

         3.18 Absence of Certain Changes or Events. Since August 31, 1996, the Acquired Companies have not entered into any transaction that is not in the usual and ordinary course of business and there has not been any:

                  (a) purchase redemption, retirement, or other acquisition by any Acquired Company of any shares of any of its share capital (except as may occur with respect to the redemption of the Redeemed Shares); or declaration or payment of any dividend or other distribution or payment in respect of shares of share capital;

                  (b) amendment to the charter, Memorandum or Articles of Association or bylaws of any Acquired Company;


                                       11



                  (c) increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or to any employee or consultant who earns more than (pound)25,000 per year or entry into any employment, severance, or similar contract with any director, officer, employee or consultant of the Acquired Company who earns more than (pound)25,000 per year;

                  (d) termination, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement or customer relationship other than any termination or receipt of notice of termination (i) in the ordinary course of business and (ii) which does not materially adversely affect the business, properties or assets of the Acquired Companies;

                  (e) cancellation or waiver of any claims at law or equity or rights pertaining to the businesses of the Acquired Companies, except as such cancellation or waiver does not materially adversely affect the business, financial condition or prospects of the Acquired Companies taken as a whole;

                  (f) material change in the accounting methods used by the Acquired Companies; or

                  (g) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

         3.19 Indebtedness to and from Officers, Directors and Shareholders. The Acquired Companies are not indebted, directly or indirectly, to any person who is an officer, director or shareholder of an Acquired Company or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered during the then-current payment period or reimbursable business expenses, and no such officer, director, shareholder or affiliate is indebted to an Acquired Company for advances made to employees of an Acquired Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor. In addition, the Acquired Companies are not a party to any agreement or arrangement whereby they engage in a transaction of any kind with any affiliate except on terms and conditions no less favorable to the Acquired Companies than would be customary for such transactions between unaffiliated parties or upon terms and conditions on which similar transactions with others could fairly be expected to be entered into. All agreements and arrangements with any affiliate are fairly and accurately described in the Disclosure Letter. For purposes of this Section 3.19, "affiliate" shall mean any officer, director or 10% shareholder of an Acquired Company or any person or entity controlled by such officers, directors or shareholders.

         3.20 Conflicts of Interest. No officer, director or 10% shareholder of an Acquired Company, nor, to the best knowledge of the Warranting Shareholders, any affiliate of any such person (other than affiliates or investees of 3i Group that may have entered into arms-length transactions with an Acquired Company in the ordinary course of business), now has, or within the last year had, either directly or indirectly:


                                       12


                  (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which (i) furnishes or sells, or during such period furnished or sold, services or products to an Acquired Company, (ii) purchases, or during such period purchased, from an Acquired Company any goods or services, or (iii) otherwise during such period did business with an Acquired Company; or

                  (b) a beneficial interest in any contract, commitment or agreement to which an Acquired Company is or was a party or under which an Acquired Company is or was obligated or bound or to which any property of an Acquired Company may be or may have been subject, other than stock options and other contracts, commitments or agreements between an Acquired Company and such persons in their capacities as employees, officers or directors of the Acquired Company.

         3.21 Certain Payments. No Acquired Company or director, officer, agent or employee of any Acquired Company, or any other person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly made, so far as the Warranting Shareholders are aware, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any affiliate of an Acquired Company, or (iv) in violation of any applicable law.

         3.22 TRIAX Personnel Information. The Disclosure Letter contains a true and complete list, as of the date of this Agreement, setting forth:

                  (a) The names and residence addresses of all directors and officers of the Acquired Companies;

                  (b) The names of all persons, if any, holding powers of attorney from an Acquired Company, and a summary statement of the terms thereof;

                  (c) The name and address of each bank or other institution in which an Acquired Company currently has established an account for investment, deposit, checking, savings or borrowing, or through which credit is extended, a brief description thereof, and the names and titles of authorized signers and limits, if any;

         3.23 No Transfer of TRIAX Shares at Undervalue. Those of the TRIAX shares which were transferred between the Warranting Shareholders by transfers approved by Board resolutions on January 2, 1996 were transferred by the transferors for consideration the value of which, in money or money's worth, was not significantly less than the value in money or money's worth, of the consideration provided by the transferees.


                                       13


         3.24 Insurance of Properties. All of the policies of insurance are listed in the Disclosure Letter and all premiums on such policies have been paid. So far as the Warranting Shareholders are aware. The Acquired Companies carry such insurance as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated and of similar size. Complete and correct copies of each such policy have been made available to Century prior to the execution of this Agreement.

         3.25 Repurchase Agreements and Letters of Credit. Except as described in the Disclosure Letter:

                  (a) The Acquired Companies are not now subject to any agreement or commitment, which would require an Acquired Company to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer other than in accordance with the Acquired Companies' standard warranty policy; and

                  (b) The Acquired Companies are not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with their suppliers or customers.

         3.26 Disclosure. No representation or warranty by TRIAX or the Warranting Shareholders in this Agreement or the Disclosure Letter, nor any document furnished or to be furnished by or on behalf of the Warranting Shareholders or TRIAX pursuant to this Agreement nor any document delivered to Century pursuant to this Agreement contains any untrue or misleading statement of a material fact or omits to state a material fact reasonably related to the transactions covered by this Agreement. Each of the representations and warranties is without prejudice to any other representation and warranty and, except where expressly stated, no clause contained in the Agreement or the Disclosure Letter governs or limits the extent or application of any other clause. Unless otherwise specified, as used in this Agreement, a person will be deemed to have knowledge or be aware of a fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         3.27 Prepayment Penalties. Except with respect to the loans from Norwich Union Life Insurance Society and 3i Group no prepayment penalty or early repayment compensation of any nature shall be due upon early repayment of any indebtedness of the Acquired Companies outstanding as of August 31, 1996 or the Closing Date, which penalty or compensation has not been waived by the creditor.

         3.28 Redemption of Preference Shares. The receipt of (pound)300,000 plus accrued and unpaid dividends of (pound)9,320.54 by the holders of the Outstanding Preference Shares at or prior to the Closing shall irrevocably and conclusively constitute a full redemption of such Shares in accordance with the provisions of Section 3.4 of TRIAX's Articles of Association, as amended.


                                       14


         3.29     Limitations of Warranties.

                  (a) Certain Changed Circumstances After the Closing. The Warranting Shareholders shall have no liability under the representations and warranties in Section 3 (including Schedule 3.7(c)) and 4 herein (a "Claim") to the extent arising from:

                           (i) matters disclosed in the Disclosure Letter (except with respect to the matter disclosed in the Disclosure Letter under "Specific Disclosure - Schedule 3.7(c), paragraph 14" relating to certain V.A.T. taxes);

                           (ii) the passage of, or change in,  after the date of
                  this Agreement, any law, regulation or rule of any government department, agency or regulatory body (including any stock exchange) or any judgment delivered after the date of this Agreement with retrospective effect, or any increase in the rates of taxation or imposition of taxation not in effect at the date of this Agreement;

                           (iii) a change at or after the Closing in the methods
                  which have been used by the Acquired Companies in valuing stock in trade and work in process or any other change in accounting policy or practice or any change to the length of any accounting period or to the accounting reference date of the Acquired Companies;

                           (iv) the failure or omission by the Acquired Companies or Century or any affiliate of Century to make any claim, election, surrender or disclaimer or to give any notice or consent under the provisions of any enactment or regulation relating to taxation after Closing;

                           (v) any claim, election, surrender or disclaimer made
                  or notice or consent given by the Acquired Companies or Century or any affiliate of Century under the provisions of any enactment or regulation relating to taxation after the Closing;

                           (vi) the winding up of any Acquired Company or winding up or cessation after Closing of any trade or business carried on by the Acquired Companies; and

                           (vii) any  Damages  that have  been  recovered  under
                  Section 9 herein;

                  provided,  however,  that the limitations set forth in Clauses
(ii) - (vi) above do not apply to the representations and warranties contained in Section 4.1(a) hereof.

                  (b) Insured Losses. The Warranting Shareholders shall have no liability with respect to any Claim to the extent that the loss in respect of which the Claim made is insured


                                       15


         under a policy of insurance in favor of an Acquired Company or Century or an affiliate of Century. If a Warranting Shareholder has paid to Century any amount in respect of a Claim and the Acquired Company or Century subsequently receives or recovers from a third party (including an insurer) a sum as compensation for the damages suffered as a direct result of such Claim, Century shall forthwith repay to the Warranting Shareholder(s) the amount so received or recovered up to the amount which has been paid by the Warranting Shareholder(s). Any amount recovered by Century from a Warranting Shareholder pursuant to a Claim shall be treated as a reduction in the purchase price received by such Warranting Shareholder for his TRIAX Shares.

4. Additional Representations of the Shareholders Regarding the TRIAX Shares.

         4.1 Representations from the Shareholders other than 3i Group. Each Shareholder other than 3i Group severally represents and warrants to Century as follows:

                  (a) Marketable Title to TRIAX Shares. He has good, valid and marketable title to the TRIAX Shares set forth next to his name on
         Schedule 1.1 attached hereto. Upon consummation of the transactions incidental to the Closing, Century will acquire from him good and marketable title to such TRIAX Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. No restrictions are applicable on the transfer of any of the TRIAX Shares which would prevent such TRIAX Shares from being transferred to Century by the Shareholders pursuant to this Agreement. Schedule 1.1 attached hereto sets forth a true and correct description of all TRIAX Shares owned by him, and such TRIAX Shares represent his entire ownership interest in TRIAX and will at closing be free of any restriction on their transfer.

                  (b)  Authority.  This  Agreement  has been  duly  and  validly executed and delivered by him. He has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to Century at the Closing the TRIAX Shares to be sold by him hereunder. This Agreement and all other agreements and obligations entered into in connection with the transactions contemplated hereby to which he is a party, constitute the valid and legally binding obligations of him enforceable against him in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of creditors and general equitable principles.

                  (c) Prohibitions on Transfer. He is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by him or the transfer, conveyance and sale of the TRIAX Shares to be sold by him to Century pursuant to the terms hereof.

                  (d) Required Consents. The sale and delivery of his TRIAX Shares to Century pursuant to the terms hereof will not require the notice, consent, approval, order or


                                       16


         authorization of or any registration, qualification, designation, declaration or filing with any third party or governmental authority.

                  (e) Brokers and Finders. No broker or finder has acted for him in connection with this agreement or the transactions contemplated hereby, and no broker or finder (except for Mr. Thomas DePetrillo) is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of him.

                  (f) Investment Purposes Only. Each Warranting Shareholder who is acquiring Century Shares pursuant to Section 2.1 herein represents that he is acquiring the Century Shares for his own account and not with a view to reselling or otherwise distributing such Century Shares in violation of any federal or state securities laws and understands and agrees that the Century Shares to be issued hereunder are restricted on transfer and must be held unless (i) they are registered under the Securities Act of 1933, as amended (the "Act") or (ii) an exemption from registration is available, and Century has received an opinion of counsel, in form and substance satisfactory to it, to such effect.

                  (g)  Unregistered  Securities.   The  Warranting  Shareholders
         understand that the Century Shares have not been registered under the Act, or the securities laws of any state, in reliance upon specific exemptions from registration thereunder, and agree that such Century Shares may be neither sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act and applicable state securities laws. The Shareholders understand that it may not be possible for the Shareholders to liquidate an investment in the Century Shares on an emergency basis. The Shareholders acknowledge that a restrictive legend similar to the following shall be placed on the reverse side of each certificate representing the Century Shares issued pursuant to this Agreement:

                  "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state law and, except pursuant to an effective registration statement under the Act and other laws, may not be offered, sold, transferred, or otherwise disposed of without an opinion of counsel, satisfactory to the Company, that such disposition may be made without such registration."

         4.2 Warranty by 3i Group. 3i Group represents and warrants that it has good, valid and marketable title to the TRIAX Shares set forth next to its name on Schedule 1.1 attached hereto. Upon consummation of the transactions incidental to the Closing, Century will acquire from 3i Group good and marketable title to such TRIAX Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.


                                       17


5.       Representations and Warranties of Century and Centennial.

         Century and Centennial jointly and severally represent and warrant to the Warranting Shareholders, upon which representations and warranties the Warranting Shareholders rely, and which representations and warranties shall survive the Closing for a period of one year as follows:

         5.1 Organization and Related Matters. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. Schedule 5.1 is a correct and complete chart showing Century's ownership of any business, joint venture, partnership or other organization immediately prior to its acquisition of the TRIAX Shares. Century has made available complete and correct copies of its Certificate of Incorporation and Bylaws to the Shareholders.

         5.2 No Breach of Statute or Contract. Neither the execution, delivery and performance of this Agreement and the consummation by Century, nor compliance with the terms and provisions of this Agreement by Century, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Association or Bylaws of Century, or any agreement to which Century is a party or by which it is bound.

         5.3 Authorization of Agreement. The execution, delivery and performance of this Agreement by Century have been duly and validly authorized and approved by the Board of Directors of Century and no other proceedings on the part of Century are necessary to authorize the execution, delivery and performance of this Agreement by Century including the issuance by Century of the Century Shares and no consent of any government body or other third party is required in connection therewith. The execution, delivery and performance of this Agreement constitute valid, legally binding and enforceable obligations of Century in accordance with the Agreement's terms, subject as to enforceability to general equitable principles and to bankruptcy, insolvency, reor ganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. All the Century Shares issued pursuant to this Agreement will be validly issued, fully paid and nonassessable, save as a consequence of the Escrow Agreement.

         5.4 No Violation. The execution and delivery of this Agreement and the consummation by Century of the transactions contemplated by this Agreement and the performance of its obligations hereunder will not result in any (i) breach of, or constitute a default under, the Articles of Organization or Bylaws of Century, or the charter documents of Century, or any instrument, obligation, contract or agreement to which it is a party or by which it is bound; or (ii) violate any existing statute, judgment, decree, order or award of any court, administrative agency or governmental body.

         5.5 Capitalization. Schedule 5.5(a) sets forth the total number of authorized and outstanding shares of capital stock of Century as of the Closing and immediately prior to the issuance of the Century Shares. Schedule 5.5(b) sets forth a list of stockholders of Century. Other than as set forth on
Schedule 5.5(a), there are no outstanding options, warrants or other rights to acquire


                                       18


capital stock of Century. All of the outstanding shares of capital stock of Century immediately prior to the Closing have been validly issued and are fully paid and nonassessable.

         5.6 Officers. Schedule 5.6 lists all officers and directors of Century as of the Closing Date.

         5.7 Shareholders' Agreements. There are no binding agreements among the shareholders of Century in effect as of the date of this Agreement relating to the outstanding shares of capital stock of Century or its subsidiary. A complete and correct copy of the merger agreement relating to the acquisition of DCI by an affiliate of Century has been made available to the Shareholders.

         5.8 Litigation. Century is not a party to, or the subject of, any action, suit, litigation, administrative proceeding or governmental or quasi-governmental investigation material to the transactions contemplated hereunder, nor, to the best of Century's knowledge, is any such action, suit, litigation, proceeding or investigation threatened.

         5.9 No Prior Business. Century has not traded or carried on any business other than the acquisition of Design Circuits, Inc. ("DCI") and TRIAX. Except for the cash portion of the Purchase Price, Century owns no assets and has no liabilities other than those related to its interest in DCI.

         5.10 Proposed Acquisition of Centennial Thailand. Century has entered into an understanding whereby it will acquire a 51% fully paid interest in Centennial Technologies (Thailand) Limited for a total of 2,702,703 shares of its common stock. There are no other binding agreements currently in effect to sell or purchase any interest in any other business, joint venture, partnership or other organization.

         5.11 No Material Adverse Change. The unaudited balance sheet information of DCI set forth in Exhibit 5.11 fairly presents the assets and liabilities of DCI as of that date. There has been no material adverse change in the business or financial condition of DCI since June 30, 1996.

         5.12 SEC  Filings.  The Form  10-K  filed by  Centennial  with the U.S.
Securities and Exchange Commission for the fiscal year ended June 30, 1996 fairly describes the business of Centennial as of that date and does not contain any material misstatement of a material fact or fail to state a material fact necessary to make the statements contained therein not misleading.

         5.13 No Actual Knowledge of Breach. Neither Centennial nor Century nor any of its directors or officers has any actual knowledge of a breach of the representations and warranties of TRIAX or the Warranting Shareholders under this Agreement. For purposes of this Section, "actual knowledge" shall mean such individual is actually aware and cognizant that such a breach exists as of the Closing.

6. Conditions Precedent to the Obligations of Century.

         The obligations of Century to purchase the TRIAX Shares at the Closing are subject to the


                                       19


fulfillment by TRIAX and the Shareholders (other than 3i Group), or waiver by Century, of the following conditions at the Closing:

         6.1 Opinion of Counsel to TRIAX and the Shareholders; Other Documents. Century shall have received from Denton Hall, counsel to TRIAX and the Shareholders (other than 3i Group), an opinion dated the Closing Date as to the matters set forth in Exhibit 6.1 in form and substance satisfactory to Century, and such other documents as Century may request (a) to evidence the accuracy of any representations and warranties of the TRIAX and the Shareholders (other than 3i Group), (b) to evidence performance by TRIAX or the Shareholders (other than 3i Group) of or with any covenant or obligation required to be performed or complied with, (c) to evidence the satisfaction of any condition of this Agreement, or (d) to otherwise facilitate the consummation or performance of any of the transactions contemplated herein.

         6.2 Opinion of Counsel to Century. TRIAX shall have received an opinion of counsel in the form of Exhibit 6.2 from O'Connor, Broude & Aronson relating to the due organization and capitalization of Century.

         6.3 Employment Agreements; Non-Competition Agreements. Les Sainsbury, Gerald Heyburn, Ian McEwan, and Raymond James Stanley shall have executed and delivered to Century employment agreements satisfactory to Century.

         6.4 Termination of Certain Agreements. TRIAX shall produce evidence that each of the agreements listed on Schedule 6.4 attached hereto shall have been terminated.

         6.5 Repayment of Indebtedness. Prior to Closing, TRIAX shall repay any and all indebtedness to 3i Group which shall be set forth on Schedule 6.5, including accrued interest and all early repayment compensation of any nature.

         6.6      Waivers by Shareholders.

                  (a) At and subject to the Closing, each of the Shareholders (other than 3i Group) shall execute and deliver a waiver and release of any and all claims against TRIAX and the Acquired Companies in the form of Exhibit 6.6, excluding claims under any obligation pursuant to this Agreement.

                  (b) By signing this Agreement, each of the Shareholders hereby fully and irrevocably waives now and forever any and all accrued and unfulfilled rights and any and all future right pursuant to Sections 8 through 11 of the Revised Articles of Association of TRIAX.

         7. Disclosure Letter. A disclosure letter (the "Disclosure Letter") will be delivered from Triax and the Warranting Shareholders to Century concurrently with the execution of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter, the statements in the body of the Disclosure Letter will control.


                                       20


8.       Covenants of TRIAX and the Warranting Shareholders.

         8.1 Lock-Up Letters. In the event Century conducts an initial public offering of its securities, each Holder (as defined in Section 11(a)) shall agree to any "Lock-Up Agreement" that the other holders of shares of Century who are required to sign Lock-Up Agreements execute in connection with such offering, provided, however, that no Holder shall be required to sign a LockUp Agreement more restrictive that the Lock-Up Agreement signed by any other holder of shares of common stock of Century, including Centennial but excluding the other shareholders of Century immediately prior to the Closing as shown in
Schedule 5.5(b). In addition, if Centennial shall not be required to sign a Lock-Up Agreement, no Holders shall be required to sign a Lock-Up Agreement.

         8.2 Non-Disclosure of Information. The Shareholders other than 3i Group shall not divulge to any person or use for any purpose, except as required in the course of their employment with the Acquired Companies, Century or any affiliated company any of the trade secrets or confidential information or any confidential financial or trading information relating to Century, the affiliates of Century or the Acquired Companies. This restriction shall continue to apply after the Closing.

         8.3 Non-Solicitation. For a period of 24 months following the Closing, the Shareholders other than 3i Group shall not without the previous written consent of Century in connection with the carrying on of any business in which the Shareholder (other than 3i Group) was engaged during his employment with any Acquired Company or any subsidiary on his own behalf or on behalf of any person, firm or company (other than Century or any of its affiliates or the Acquired Companies), directly or indirectly:

                  (a) seek to procure orders from or do business with any firm or company who has within the 12 months preceding the Closing been a customer of an Acquired Company;

                  (b) solicit or endeavour to entice away from Century, the Acquired Companies, any subsidiary or any person who or which was a customer, client or employee of an Acquired Company within the 12 months preceding the Closing; or

                  (c) prevent or seek to prevent any person who is or was a supplier to an Acquired Company or any subsidiary from supplying goods or services to an Acquired Company or subsidiary.

         8.4 Non-Competition. The Warranting Shareholders hereby covenant that they will not in the U.K. and within one year after ceasing to be beneficially interested in any Century Shares without such consent as is specified in the immediately preceding clause hereof either alone or jointly with or as manager or agent for any person, firm or company directly or indirectly carry on or be engaged in any business competitive with that business of an Acquired Company or of any subsidiary.


                                       21


9.       Indemnification.

         9.1 Subjects Indemnified Against by the Warranting Shareholders. The Warranting Shareholders, severally and not jointly, agree to defend, indemnify and hold harmless Century from and against or as the case may be, pay to Century an amount equal to, any and all damages, losses and expenses suffered by Century and/or each of the Acquired Companies ("Damages"), resulting from (i) any breach of warranty or agreement or non-fulfillment of any obligation on the part of TRIAX or the Warranting Shareholders under Sections 3.7 (including those under
Schedule 3.7(c)) and 4.1(a) of this Agreement (the "Indemnified Sections") (subject, for clarity, to the limitations under Section 3.29), (ii) any misrepresentation in the Indemnified Sections or in any document in the Disclosure Letter to the extent relating to an Indemnified Section or the failure to state any fact necessary to be stated in order to make the statements made in the Indemnified Sections or the Disclosure Letter not misleading, and
(iii) all demands, assessments, judgments, settlements, reasonable costs (other than the internal cost relating to the diversion of management time) and legal and other expenses arising from or in connection with any action, suit, proceeding or claim by any third party resulting in damage or loss to any of the Acquired Companies or to Century or any officer or director of Century (in the absence of misfeasance relating to the breach of warranty or agreement, non-fulfillment of obligation or misrepresentation covered by this Section), as a consequence of any such misrepresentation, breach of warranty or nonfulfillment of obligation in relation to an Indemnified Section. The Warranting Shareholders, severally and not jointly, also agree to defend, indemnify and hold harmless Century from and against or as the case may be, pay to Century an amount equal to, any amounts the Acquired Companies are required to pay for VAT taxes, and any related penalties and interest, as described in the third paragraph of the Disclosure Letter under Specific Disclosures to
Schedule 3.7(c), paragraph 14.

         9.2 Conditions to Indemnification. The obligations and liabilities of the Warranting Shareholders hereunder with respect to the indemnities pursuant to this Section 9, resulting from any claim or other assertion of liability by third parties, shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") or TRIAX must give the other party or parties, as the case may be (the "Indemnifying Party"), notice in writing as soon as practicable or, in any event, within fourteen (14) days of (i) any claim or potential claim, (ii) the commencement of any action or proceeding, or (iii) the occurrence of any other event giving rise or reasonably likely to give rise to indemnification rights under this Section 9, and, in each case, the basis therefor, provided, however, that failure to give such notice within such fourteen (14) day period shall not affect the liability of the Indemnifying Party under this Agreement unless the failure to give such notice within such time period materially adversely affects the Indemnified Party's ability to defend itself against the claim giving rise to Indemnified Party's claim for indemnification or to cure the default giving rise to such claim. The Indemnified Party shall procure that the party against which the claim is asserted or action or proceeding is commenced shall (subject to Century being indemnified against all reasonable third party costs and legal and other expenses which are reasonably incurred by such party) take such action as the Indemnifying Party may reasonably request to defend, avoid, dispute, resist, appeal, compromise or settle such claim, action or


                                       22


proceeding. In making any such request, the Warranting Shareholders shall at all times act jointly and Century may in that regard act upon the instructions in writing of Gerald Heyburn.

                  (b) If the Indemnifying Party fails to request Century to procure the relevant party to defend such claim, action or proceeding within a reasonable time after notice of a claim hereunder, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim, action or proceeding at the reasonable expense of and (to the extent provided by this Section 9) for the account and risk of the Indemnifying Party subject to the right of the Indemnifying Party to cooperate in the defense of such claim, action or proceeding at any time prior to the settlement, compromise or final determination thereof.

         9.3 Payment for Indemnification. The Indemnifying Party shall pay to the Indemnified Party any amount due under this Section 9 three business days before the underlying liability in question becomes due and payable to a third party or, if later, within fifteen (15) days after the establishment thereof in cleared funds. Any amount not paid when due under this Section 9 shall bear interest from the date the same became due and payable thereof until the date paid at the rate of four percent (4%) above the base rate from time to time of the Royal Bank of Scotland.

         9.4 Survival of Indemnification. The right to indemnification pursuant to this Section 9 shall survive for a period of six (6) years following the Closing with respect to indemnifications for damages resulting from a breach or breaches under Section 3.7 (including those described in Schedule 3.7(c) and for a period of one (1) year following closing for indemnifications for Damages resulting from a breach or breaches under Section 4.1(a). The liability of TRIAX or the Shareholders will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date.

         9.5 Intent of Parties. The parties hereto intend for the indemnification provisions of this Section 9 to be construed as a full indemnification in accordance with its terms, notwithstanding the use of any "substantial" or "material" standard contained elsewhere in this Agreement. Any remedies of Century shall be cumulative and not exclusive. Specifically, but not by way of limitation, the parties make no attempt to limit any claims based on common law fraud or other similar remedies.

10.      Limitation of Liabilities.

         10.1 Basket. The Warranting Shareholders and Mr. Fay shall have no liability with respect to the matters described in Sections 3 (other than 3.23), 4 (other than 4.1(a)) or Section 9.1, and Century and Centennial shall have no liability with respect to the matters described in Section 5, until the total of all Damages with respect to such matters equals or exceeds $100,000 and then for the aggregate amount of amount of such Damages. However, this Section 10.1 shall not apply to any breach of the representations and warranties of which any of the Shareholders or Century had actual knowledge (as such term is defined in Section 5.13) of at any time prior to the Closing, or any intentional breach by any of the Warranting Shareholders or Century of any covenant or obligation under this Agreement. In addition, this Section 10.1 shall not apply to any amounts the Acquired Companies are required to pay for VAT taxes, and any related penalties and interest, as described


                                       23


in the third  paragraph of the Disclosure  Letter under Specific  Disclosures to
Schedule 3.7(c), paragraph 14.

         10.2 Limitation to Amounts. The liability under the terms of this Agreement of each Warranting Shareholder and, with respect to Section 4, Mr. Fay and 3i Group, shall be no greater than the amount of consideration he receives for the TRIAX Shares under this Agreement. For purposes of this Section 10.2, the value of the Century Shares shall be $2.00 per share. In the event a Warranting Shareholder is responsible for a claim made by Century in accordance with the terms of this Agreement, such Warranting Shareholder may, after payment of the cash portion of the Purchase Price received by him, tender the Century Shares received by him pursuant to this Agreement and valued as set forth in this Section 10.2 in lieu of a further cash payment.

         10.3 Pro Rata Liability. In the event of a claim for Damages made by Century under Sections 3, 4 (exclusive of 4.1(a)) and 9 (exclusive of Damages arising out of a breach of Section 4.1(a)) of this Agreement), Century shall only be entitled to collect from each Warranting Shareholder a pro rata amount of the Damages resulting from such claim measured by dividing the Purchase Price received by that Warranting Shareholder by the total Purchase Price received by all of the Warranting Shareholders (and valuing the Century Shares at $2.00 per share) and multiplying the result by the amount of the Damages.

         10.4 Limitations of Century and Centennial Liabilities. The aggregate liability of Century and Centennial to each of the Warranting Shareholders under the terms of this Agreement shall be no greater than the amount of the Purchase Price received by such Warranting Shareholder, valuing the Century Shares at $2.00 per share.

11.      Incidental Registration Rights.

                  (a) If at any time following a firm commitment initial public offering of Century's securities, Century shall determine to file a Registration Statement in connection with the sales of its securities by any holder of such securities (other than by the shareholders of Century, except Centennial, determined immediately prior to the Closing, as shown in Schedule 5.5(b) (the "Investors"), whether or not such Registration Statement will include newly-issued securities of Century, Century will give written notice of its determination to all the Warranting Shareholders that hold Century Shares (the "Holders"). Upon the receipt by Century of a written request of a Holder given within twenty (20) days after the giving of any such notice by Century, Century will use its best efforts to cause all such Century Shares, the Holders of which have so requested registration thereof, to be included in such Registration Statement, subject to the limitations set forth below. The Holders shall agree to any Lock-Up Agreement that other holders of shares of Common Stock of Century agree to in connection with the offering; provided that no Holder shall be required to sign a Lock-Up Agreement more restrictive than the Lock-Up Agreement required to be signed by any other holder of shares of Century. If Centennial is not required to sign a Lock-Up Agreement, no Holder shall be required to do so. If the Registration Statement is to cover a distribution that is underwritten, the Company shall use its best efforts to cause the Century Shares requested for inclusion pursuant to this Section 11 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the


                                       24


         good faith judgment of the managing underwriter of such public offering, the inclusion of all or some of the Century Shares requested for inclusion pursuant to this Section 11 and any other securities to be registered pursuant to such Registration Statement would interfere with the successful marketing of the shares to be offered, then the number of Century Shares and other securities to be included in the offering shall be reduced to the extent required by the managing underwriter; provided that any such reduction shall be applied pro-rata among all selling security-holders (including but not limited to the Holders), based upon the number of shares of Century Shares and other securities owned by such selling security-holders and sought to be registered pursuant to such Registration Statement.

                  (b) Century shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to this Agreement, including Century's legal and accounting fees, printing expenses, reasonable blue sky fees and expenses, but excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions.

                  (c) Century's obligation under this Agreement shall be conditioned upon a timely receipt by Century in writing of information as it may reasonably require from each of the Holders, or any underwriter for any of them, in connection with the preparation of a Registration Statement filed pursuant to this Agreement, including any post-effective amendment to such Registration Statement, and the sale of the Shares by the Holders, it being understood that such information shall relate to such Holder and such Holder's ownership of Century Shares and not to any other information relating to Century or customarily provided by the issuer in connection with such offering.

                  (d) Century will indemnify each Holder of Century Shares included in the registration statement to the extent customarily provided in offerings registered under the Securities Act of 1933. However, such indemnification shall not extend to any information provided in writing by any such Holder relating to his ownership of Century Shares.

12.      General.

         12.1 Survival of Representations, Warranties and Covenants; Cumulative Remedies. Except as set forth below, the representations and warranties of the Shareholders and TRIAX contained herein or in any Schedule or certificate delivered hereunder shall survive the Closing Date for a period of one (1) year and shall remain in full force and effect during such period and shall be unaffected by any investigation made by Century hereunder. All covenants and agreements contained herein which are to be performed or fulfilled after the Closing Date shall survive and remain in full force and effect. Century agrees to promptly notify the Warranting Shareholders upon Century's knowledge of a claim, although the failure to provide such notification shall not affect the liability of the Warranting Shareholders under this Agreement. The remedies provided under this Agreement for the benefit of Century shall be cumulative such that no single remedy shall be exclusive. The Warranting Shareholders shall have no liability with respect to any contingent liability, provided, however, that if Century informs the Warranting Shareholders of a contingent liability within 10 days following the one year anniversary of this Agreement, the liability of the Warranting Shareholders shall continue until the contingency is resolved.


                                       25


         12.2 Press Releases. Unless approved in advance by Century, the Acquired Companies and the Shareholders shall not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as required by law or by any regulatory authority to which that party is subject. Century will not issue any press release that mentions 3i Group without its prior consent.

         12.3 Payment of Expenses. Whether or not the transactions contemplated hereby are consummated, Century shall pay its own expenses, and each of the Shareholders shall pay his/its own expenses and the Shareholders shall pay TRIAX's expenses, in connection with the negotiation, authorization, preparation, execution and performance of this Agreement, including, without limitation, all fees and expenses of investment banking firms, agents, representatives, legal and other counsel and accountants.

         12.4 Governing Law. It is the intent of the parties that this Agreement shall be governed exclusively in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the Commonwealth of Massachusetts of the United States of America, excluding any conflict of laws rules, and in which it has a situs, and not by the laws of any other place. Except as set forth below, TRIAX and each of the Shareholders agrees and consents to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, and any federal court located therein, and in no other place, and to the appropriateness of the venue of such courts, in connection with any dispute which may arise pursuant to this Agreement or which is related to the transactions contemplated hereby. If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. In the course of any litigation or arbitration regarding this Agreement, the Agreement shall be continuously executed except for the part which is under, or which is directly or substantially affected by, the litigation or arbitration. TRIAX and each of the Shareholders agrees that awards entered in a United States court shall be enforceable in any foreign court without further action on the part of Century. Notwithstanding the foregoing, TRIAX and each of the Shareholders agree that only Century shall also be entitled to take proceedings in connection with this Agreement in the courts of England and Wales or in the courts of any other country in which the Shareholders or any of them have assets.

         12.5 Notices. Any payments, notices or other communications required or permitted hereunder shall be given in writing and deemed to have been properly given if and when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         if to Century:                     Century Industries, Inc.
                                            37 Manning Road
                                            Billerica, Massachusetts  01821
                                            Attention: President

         with a copy to:                    Paul D. Broude, Esquire
                                            O'Connor, Broude & Aronson


                                       26



                                            950 Winter Street, Suite 2300
                                            Waltham, Massachusetts  02154

         if to TRIAX:                       TRIAX Technology Group, Ltd.
                                            TRIAX House, 214 St. Albans Road
                                            Sandridge, St. Albans
                                            Herts, AL4 9PY, England

         with a copy to:                    Lynn McCaw, Esquire
                                            Denton Hall
                                            5 Chancery Lane
                                            Cliffords' Inn
                                            London, EC4A 1BN, England

         and if to a
         Shareholder or
         Shareholders:                      To each shareholder's address as
                                            shown on Schedule I

         with a copy to:                    Lynn McCaw, Esquire
                                            Denton Hall
                                            5 Chancery Lane
                                            Clifford's Inn
                                            London, EC4A 1BN, England

or such other address as shall be furnished in writing by any party, and any such payment, notice or communication shall be deemed to have been made or given three business days after the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee) or on the date of actual receipt, whichever first occurs.

         12.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, provided, however, that no party to this Agreement shall assign any of the Shareholders' rights or delegate any of its obligations hereunder to any party without the prior written consent of the other parties, except that Century may assign the Agreement to Centennial or to a majority owned subsidiary of Centennial or Century or to a purchaser of all or substantially all of its assets or business.

         12.7 Headings; Construction. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. References to statutory provisions shall be construed as references to those provisions as amended or reenacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are reenactments (whether with or without modification). Amendments or modifications to statutory provisions that become effective following the Closing Date shall not be applicable to the extent their effect is to increase


                                       27


the liability or obligation of a party unless such amendment or modification had been approved by the applicable government body prior to the Closing.

         12.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall be considered one and the same agreement.

         12.9 Waiver. The failure of any party to this Agreement at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

         12.10 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

         12.11 Additional Actions. Century, TRIAX and the Shareholders (other than 3i Group) agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]




                                       28


         IN WITNESS WHEREOF, this Agreement has been signed by a duly authorized officer of Centennial, Century and TRIAX, and each of the Shareholders as of the day and year first above written.

SHAREHOLDERS                                TRIAX TECHNOLOGY GROUP, LTD.

3i Group plc


                                            By:________________________________
_________________________
By:  David Osborne,
Authorized Signatory

                                            CENTURY INDUSTRIES, INC.

_________________________
A.W. Fay
                                            By:________________________________
                                                 James M. Murphy, President
_________________________
Gerald Heyburn


_________________________                   CENTENNIAL TECHNOLOGIES, INC.
Ian McEwan


_________________________                   By:________________________________
Les Sainsbury                                    Emanuel Pinez,
                                                 Chief Executive Officer


_________________________
Ray J. Stanley


_________________________
Ron G. Stanley


                                       29